UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2017

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 4, 2017, Dynatronics Corporation (the "Company"), filed a Current Report on Form 8-K (the "Original Form 8-K") with the Securities and Exchange Commission to report that on April 3, 2017, the Company and its wholly-owned subsidiary Hausmann Enterprises, LLC, a Utah limited liability company, completed the purchase of substantially all the assets of Hausmann Industries, Inc., a New Jersey corporation ("HII"), pursuant to an asset purchase agreement dated March 21, 2017, by and between the Company and HII. The transaction is referred to herein as the "HII Acquisition."
This Current Report on Form 8-K/A amends the Original Form 8-K to include the required pro forma financial information with respect to the HII Acquisition under Item 9.01(b) and (d) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Data
Filed herewith as Exhibit 99.1 are Unaudited Pro Forma Condensed Combined Financial Statements reflecting the effects of the HII Acquisition.  The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended December 31, 2016, and for the year ended June 30, 2016, combine the historical consolidated statements of operations of the Company and HII for those periods, giving effect to the HII Acquisition as if it had been consummated on July 1, 2015, the beginning of the full year period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of the Company and HII, giving effect to the HII Acquisition as if it had been consummated on December 31, 2016. The Company and HII have year ends that differ by more than 93 days. Therefore, the statement of operations of HII will be reclassified to conform to the year ended June 30, 2016.
(d)	Exhibits

Number	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Statements reflecting the effects of the HII Acquisition

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date: April 13, 2017